SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) March 15, 1999


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 5.  Other Events
         ------------

        In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-8 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


                                 Contacts:  Susan Gaffney     Mike Ricciuto
                                            DuPont            DuPont
                                            (302) 774-2698    (302) 892-7996

                                            Tim Martin        Jerry Harrington
                                            Pioneer           Pioneer
                                            (515) 334-6837    (515) 334-6908


                DUPONT AND PIONEER HI-BRED INTERNATIONAL INC.,
                             SIGN MERGER AGREEMENT



        WILMINGTON, Del./DES MOINES, Iowa, March 15 -- DuPont and Pioneer Hi-Bred International, Inc., today announced that they have signed a definitive agreement for a stock and cash merger that will result in DuPont's complete ownership of Pioneer. This transaction is another major step in DuPont's life sciences strategy and will strengthen and accelerate its capability to discover, develop and commercialize a new generation of products across the value chains for food and feed crops, food ingredients, industrial applications and nutrition science. DuPont currently has a 20 percent equity interest in Pioneer.

        Under the terms of the agreement, Pioneer shareholders will receive $40 per share, with 45 percent of the shares receiving cash and 55 percent of the shares receiving DuPont stock. Pioneer shareholders will have certain rights to elect which form of consideration they receive. The merger is expected to close during the summer of 1999. The total equity value of the transaction is estimated to be approximately $7.7 billion for the 80 percent of Pioneer not currently owned by DuPont.

        The boards of directors of both companies have approved the trans-action.

        "This transaction will further enhance an already outstanding tech-nology platform and marketing capability, while giving us greater ability to speed new products to market and deliver value across the agriculture and nutrition industries," said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. "Our excellent relationship with Pioneer has grown






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even stronger during the last 18 months, enabling us to create further synergies by totally integrating DuPont's biology, chemistry and genomics with Pioneer's leading market position and research and development capabilities. The end result should be significantly increased shareholder value."

        Holliday added, "Both companies are customer focused with compatible cultures and values. By bringing together DuPont's Ag businesses and Pioneer's seed business, we are creating an agricultural enterprise with $5 billion in annual sales, which will be focused on growth."

        "Crop genetics offer tremendous potential for meeting the needs of farmers, agriculture and consumers around the world," said Charles S. Johnson, who will continue to lead Pioneer as chairman, president and chief executive officer. "Bringing the talents and resources of our two companies more closely together will ensure we deliver that potential to the market and do it quickly."

        The transaction will increase DuPont's ability to create output trait offerings based on its own products or on complementary licensed products. It also will increase the speed to market of these products and will strengthen DuPont's custom offering to food companies. Longer range, DuPont's and Pioneer's combined R&D capabilities in biotechnology will create a stronger scientific platform on which to build biomaterials opportunities.

        Pioneer is the world's largest seed company, the most recognized seed brand in the world, and a leader in North America and other key markets. Its strength rests on the quality of its proprietary germ plasm, as well as a highly respected brand franchise and integrated product and distribution systems. Pioneer introduced 37 new corn hybrids in 1998 and has introduced 60 new hybrids this year, including high-oil, herbicide and insect-resistant products.

        As a wholly owned subsidiary of DuPont, Pioneer will continue to do business under the Pioneer name and will remain headquartered in Des Moines, Iowa. It has 5,000 employees worldwide. In the year 2000, the first full year of combined operations, DuPont expects dilution in cash earnings per share of about 1 percent. Fully diluted earnings per share will be reduced by about 7 percent.

        Last week DuPont announced two strategic efforts to aggressively and rapidly build its life sciences portfolio. First, the company said that it is actively seeking alliances with other strong partners in the pharmaceuticals industry to bring DuPont Pharmaceuticals to critical mass through strategic alliances. Additionally, the company said its board has authorized actions toward the creation and issuance of a "tracking" stock for its life sciences businesses to give DuPont the financial flexibility to more advantageously participate in industry consolidation trends and expand the portfolio.








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        In September 1997, DuPont and Pioneer formed a research alliance and in January 1998, a separate joint venture company -- Optimum Quality Grains, L.L.C. DuPont also invested $1.7 billion in Pioneer to acquire a 20 percent equity interest. DuPont's total investment, including the value of today's transaction, will be approximately $9.4 billion. It currently holds two of the 14 seats on Pioneer's board of directors.

        Credit Suisse First Boston and Salomon Smith Barney acted as financial advisors to DuPont and Lazard Freres & Co. LLC acted as financial advisor to Pioneer.

        Skadden, Arps, Slate, Meagher, & Flom LLP acted as legal counsel for DuPont and Fried, Frank, Harris, Shriver, and Jacobson acted as legal counsel for Pioneer.

        Pioneer Hi-Bred International, Inc., (NYSE-PHB) is the world's leading supplier of agricultural genetics and is the leading developer and integrator of agricultural technology. Headquartered in Des Moines, Iowa, Pioneer develops, produces, and markets a full line of seeds, forage and grain additives and services to grain and livestock producers, grain processors and other customers worldwide.

        Founded in 1802, DuPont is a global science and technology-based company. DuPont serves worldwide markets including food and nutrition; health care; agriculture; fashion and apparel; home and construction; electronics; and transportation. The company operates in more than 70 countries and has 92,000 employees.

        Forward-Looking Statements: This news release contains forward-looking statements based on managements' current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking state-ments may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These state-ments are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in DuPont's filings with the Securities and Exchange Commission, particularly its Current Report on Form 8-K filed on November 13, 1998, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions of countries in which the company does business; competitive pressures; successful integration of structural changes, including acquisitions, divestitures and alliances; failure of the company or related third parties to become Year 2000 capable; research and development of new products, including regulatory approval and market acceptance.

                                      ###

3/15/99



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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




March 15, 1999









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